Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) present the pro forma results of operations and financial position of Verisk Analytics, Inc. (the “Company”) and MediConnect Global, Inc. (“MediConnect”) on a consolidated basis, giving effect to the acquisition, which was accounted for under the purchase method of accounting, as well as the assumptions and adjustments described in the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had occurred on December 31, 2011. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 is presented as if the acquisition had occurred on January 1, 2011. The pro forma financial statements are based on the audited and unaudited historical consolidated financial statements of the Company and MediConnect, respectively, as of and for the year ended December 31, 2011. The unaudited results of operations of MediConnect for the year ended December 31, 2011 was derived from the unaudited results of operations for the nine months ended December 31, 2011, included in Exhibit 99.2, plus the unaudited results of operations for the three months ended March 31, 2011.

The pro forma financial statements are based on currently available information and assumptions and estimates, which the Company believes are reasonable. These assumptions and estimates, however, are subject to change. The Company believes that all necessary adjustments have been made to fairly present the pro forma information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2011

(In thousands)

	Verisk Analytics	MediConnect	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$191,603	$26,123	$(26,123	)a1	$191,603
Accounts receivable, net	153,339	7,804	—		161,143
Other current assets	108,712	765	14,159	a7	123,636

Total current assets	453,654	34,692	(11,964)		476,382
Noncurrent assets:
Intangible assets, net	226,424	2,962	154,943	a3	384,329
Goodwill	709,944	6,851	220,679	a4	937,474
Other assets	151,084	4,364	13,800	a2	169,248

Total assets	$1,541,106	$48,869	$377,458		$1,967,433

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$162,992	$4,463	$—		$167,455
Fees received in advance	176,842	3,100	—		179,942
Other current liabilities	9,816	1,677	(1,356	)a5	10,137

Total current liabilities	349,650	9,240	(1,356)		357,534
Noncurrent liabilities:
Long-term debt	1,100,332	3,230	344,693	a1	1,448,255
Other liabilities	189,614	1,528	68,992	a6	260,134

Total liabilities	1,639,596	13,998	412,329		2,065,923
Commitments and contingencies
Stockholders’ (deficit)/equity	(98,490)	34,871	(34,871	)a5	(98,490)

Total liabilities and stockholders’ (deficit)/equity	$1,541,106	$48,869	$377,458		$1,967,433

(a1)	The unaudited pro forma condensed consolidated balance sheet assumes that the purchase price, net of cash of $26.1 million, for this acquisition was assumed to be funded entirely through uncommitted senior notes with a fixed interest rate of 5.75% (average cost of debt of Verisk). Differences between the assumed financing, as presented in the pro forma financial statements as of December 31, 2011, and the actual financing of this acquisition that occurred on March 30, 2012 could have a significant impact on the pro forma financial statements. The pro forma adjustment also reflects the payoff of MediConnect’s existing long-term outstanding debt obligations.
(a2)	To reflect preliminary purchase accounting adjustments, including indemnity escrow funded.
(a3)	To reflect preliminary purchase accounting adjustments for fair value of acquired definite-lived intangible assets, offset by the removal of MediConnect’s existing balance of $3.0 million.
(a4)	To reflect the fair value of acquired goodwill based on assets acquired and liabilities assumed as if the acquisition occurred on December 31, 2011. The difference between the amount recorded on a pro forma basis and the actual balance as of the effective date of the acquisition is the result of changes in the assets and liabilities of MediConnect between December 31, 2011 and the closing date of March 30, 2012.
(a5)	To reflect the preliminary purchase accounting adjustments.
(a6)	To reflect preliminary purchase accounting adjustments for deferred tax liabilities and indemnity escrow funded.
(a7)	To reflect preliminary purchase accounting adjustments for deferred tax assets.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(In thousands, except for share and per share data)

			Pro Forma		Pro Forma
	Verisk Analytics	MediConnect	Adjustments		Consolidated
Revenues	$1,331,840	$58,567	$—		$1,390,407
Expenses:
Cost of revenues (exclusive of items shown separately below)	533,735	30,135	—		563,870
Selling, general and administrative	209,469	6,774	—		216,243
Depreciation and amortization of fixed assets	43,827	1,603	—		45,430
Amortization of intangible assets	34,792	667	13,880	b1	49,339
Acquisition related liabilities adjustment	(3,364)	—	—		(3,364)

Total expenses	818,459	39,179	13,880		871,518

Operating income	513,381	19,388	(13,880)		518,889
Other income/(expense):
Investment income	201	589	—		790
Realized gain on securities, net	686	—	—		686
Interest expense	(53,847)	(312)	(19,697	)a1	(73,856)

Total other (expense)/income, net	(52,960)	277	(19,697)		(72,380)

Income before income taxes	460,421	19,665	(33,577)		446,509
Provision for income taxes	(177,663)	(7,160)	13,116	b2	(171,707)

Net income	$282,758	$12,505	$(20,461)		$274,802

Basic net income per share	$1.70				$1.66

Diluted net income per share	$1.63				$1.59

Weighted average shares outstanding:
Basic	166,015,238				166,015,238

Diluted	173,325,110				173,325,110

(b1)	To reflect amortization expense related to the acquired definite-lived intangible assets.
(b2)	To reflect estimated adjustment to tax provision from pro forma adjustments using a statutory tax rate of 40.0%.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The pro forma financial statements and explanatory notes give effect to the combination of the Company and MediConnect. The acquisition was accounted for under the purchase method of accounting.

For the purposes of the pro forma financial statements, the acquisition of MediConnect, net of cash of $26.1 million, was assumed to be funded entirely with $347.8 million of uncommitted senior notes with a fixed interest rate of 5.75% (average cost of debt of the Company), and not funded with cash on hand as of December 31, 2011, as the cash was to be utilized to fund working capital and capital expenditure needs, as well as share repurchases. A hypothetical 1/8% increase or decrease in the assumed interest rate on the borrowings used to fund the acquisition would have resulted in a $0.4 million increase or decrease, respectively, in annual interest expense. These assumptions are based on prevailing circumstances existing during the period covered by the pro forma financial statements.

The amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and valuations are reviewed and finalized. The areas of the purchase price allocation that are considered preliminary are the fair values of accounts receivable, fixed assets, intangible assets, indemnity escrow, fees received in advance, goodwill and the related tax impact of adjustments to these areas. However, as indicated in note (a4) above, the Company has made certain adjustments to the December 31, 2011 historical book values of the assets and liabilities of MediConnect to reflect certain preliminary estimates of the fair values necessary to prepare the pro forma financial statements. Any excess purchase price over the historical net assets of MediConnect, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from the pro forma financial statements once the Company has completed the valuations necessary to finalize the required purchase price allocation. Such finalization could result in material changes to the pro forma financial statements. The allocation of the purchase price will be finalized once all information is obtained, but not to exceed one year from the acquisition date.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. This information should be read in conjunction with the accompanying notes to the pro forma financial statements, the historical consolidated financial statements and accompanying notes to the Company’s annual report filed on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012, and the audited and unaudited financial statements of MediConnect included as Exhibit 99.1 and 99.2, respectively, in this Current Report on Form 8-K/A.

2.	Preliminary Purchase Price Allocation

The preliminary purchase price allocation, net of cash acquired of $29.4 million, as of the acquisition effective date and giving effect to the purchase price allocation adjustments similar to those made in the pro forma financial statements, resulted in the following:

MediConnect
Accounts receivable	$7,077
Current assets	14,918
Fixed assets	1,075
Intangible assets	157,905
Goodwill	223,354
Other assets	17,087

Total assets acquired	421,416
Current liabilities	3,005
Other liabilities	70,634

Total liabilities assumed	73,639

Net assets acquired	$347,777

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The preliminary amounts assigned to intangible assets by category are summarized in the table below:

	Weighted
	Average
	Useful Life	MediConnect
Technology-based	10 years	$43,110
Marketing-related	4 years	14,782
Customer-related	10 years	100,013

Total intangible assets	9 years	$157,905